Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, Intermediate Term Trust 55, National Trust 327 (Insured) and National Trust 328:

We consent to the use of our report dated October 10, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
October 10, 2002